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FORBEARANCE AGREEMENT

This Forbearance Agreement (this "Agreement") is made and entered into as of the 30th day of December, 2011 (the "Execution Date"), by and among BA Note Acquisition LLC, a Delaware limited liability company ("Lender"), DAL Group, LLC, a Delaware limited liability company ("Borrower"), DJS Processing, LLC, a Delaware limited liability company ("DJS Processing"), and Law Offices of David J. Stern, P.A., a Florida professional corporation ("Law Office").

PRELIMINARY STATEMENT

A.           On or about March 18, 2010, Bank of America, N.A. ("Original Lender"), made a loan ("Loan") to Borrower in the original principal amount of $15,000,000, as evidenced by that certain Loan Agreement (the "Loan Agreement") and Promissory Note, each dated as of March 18, 2010 (the "Promissory Note"; together with the Loan Agreement and all loan documents executed, delivered and relating to the Loan are referred to collectively as the "Loan Documents").

B.           All of Original Lender's right, title and interest in and to the Loan has been transferred, sold and assigned to Lender.

C.           Lender and Borrower entered into (a) that certain Forbearance Agreement (the "Original Forbearance Agreement") made as of December 9, 2010 (the "Original Forbearance Date") pursuant to which Lender agreed to take no action to enforce payment of the Indebtedness through March 9, 2011 (the "Effective Date"); and (b) that certain Forbearance Agreement (the "Second Forbearance Agreement") made as of May 11, 2011 (the "Second Forbearance Date") pursuant to which Lender agreed to take no action to enforce payment of the Indebtedness through August 9, 2011, as extended thereafter with the consent of Lender (the "Second Effective Date").

D.           An Event of Default has occurred and is continuing under the Loan Documents due to, among other things, the failure of Borrower to pay the Loan in full under the terms of the Original Forbearance Agreement, the Second Forbearance Agreement and the other Loan Documents (the "Acknowledged Defaults").

E.           Borrower has requested Lender to continue to forbear from exercising its rights and remedies under the Loan Documents as result of the Acknowledged Defaults.

F.           Lender has agreed to forbear from exercising certain of its rights and remedies under the Original Forbearance Agreement, the Second Forbearance Agreement and the other Loan Documents on and subject to the terms and conditions set forth in this Agreement.

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G.           Law Office has granted to DJS Processing a security interest in certain of its property, including all of Law Office's accounts, pursuant to that certain Security Agreement dated as of March 18, 2010, by and between Law Office and DJS Processing, (the “Law Firm Security Agreement”), and DJS Processing collaterally assigned its right in the Law Firm Security Agreement to Lender to secure the Loan.  The security interest created by the Law Firm Security Agreement secures the obligations of Law Office to DJS Processing under the Services Agreement between Law Office and DJS Processing dated January 15, 2010, and as amended on May 27, 2010.  Law Office has commenced, or may hereafter commence, legal proceedings against its account debtors to collect its accounts (the “Collection Cases”).  By virtue of the Law Firm Security Agreement, the security interest of DJS Processing attaches to the Collection Cases and their proceeds, and such security interest has been collaterally assigned to the Lender.  Pursuant to the Law Firm Security Agreement, DJS Processing has made demand to the Law Firm that the Collection Cases be assigned to DJS Processing.

In consideration of $10.00 paid by each of the Parties (as hereinafter defined) to the other, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement.  Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein.  Any capitalized terms utilized in this Agreement and not defined in this Agreement shall have the meanings set forth in the Loan Agreement.

1.1           "Acknowledged Defaults" has the meaning set forth in the preamble to this Agreement.

1.2           "Collateral" means any and all real and personal property described in any of the Loan Documents as security for Borrower's obligations under the Loan.

1.3           "Debtor Proceeding" means any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency law or laws providing relief for debtors.

1.4           “Designated Directors” means Kerry Propper, Stephen J. Bernstein, Jerry Hutter and Nicholas Adler.

1.5           "Excess Cash" means all cash held by DAL and its subsidiaries in their respective operating accounts as of the second Friday of each two-week period set forth in the Approved Budget, in excess of the amount of cash set forth in the Approved Budget for the remaining term of the Forbearance Period, inclusive of a variance equal to 10% of the expenses budgeted for such period.

1.6           "Indebtedness" means the amounts described in Section 2.2(b), plus all other amounts which may subsequently be due from Borrower to Lender under the Loan Documents, this Agreement, and at law or in equity, including advances made by Lender, together with any interest thereon.

1.7           "Law Office Excess Cash" means all cash held by Law Office in its respective operating accounts as of the second Friday of each two-week period set forth in the Approved Budget, in excess of the amount of cash set forth in the Approved Budget for such two-week period, inclusive of a variance equal to 10% of the expenses budgeted for such two-week period.

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1.8           "Lump Sum Payment" means $650,000 held by DAL and its subsidiaries in their respective accounts.

1.9           "Party" means any, and "Parties" means all, of the signatories to this Agreement.

1.10         "Sale Proceeds" means all cash held by Borrower Parties, collectively, related to the sale of any assets of any of the Borrower Parties outside the ordinary course of business, including, without limitation, the sale of all or substantially all of the assets or equity interests of any Guarantor in a transaction or series of related transactions; provided, however, that Sale Proceeds shall not include the proceeds of the sale of any asset that is subject of a prior, perfected security interest in favor of another party.

ARTICLE 2
ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS OF BORROWER

Borrower acknowledges, warrants, represents and agrees as follows as of the Execution Date:

2.1           Authority of Borrower.  Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Florida.  Stephen J. Bernstein ("Borrower Signatory") is the President of Borrower.  Borrower Signatory, acting alone without the joinder of any other members or managers of Borrower or any other party, has the power and authority to execute and deliver this Agreement and any and all documents executed in connection herewith (collectively referred to herein as the "Forbearance Documents") on behalf of and to duly bind Borrower under this Agreement and the Forbearance Documents.  The execution and delivery of, and performance under, this Agreement and the Forbearance Documents by Borrower has been duly and properly authorized pursuant to all requisite company action of Borrower and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Borrower's certificate of formation or articles of organization, limited liability company or operating agreement or any other organizational document of Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Borrower is a party or by which the Collateral may be bound or affected.

2.2           Status of Loan.

(a)            Loan Documents.  The Loan Documents constitute valid and legally binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.  There are no modifications, verbal or written, to the Loan Documents.  Borrower, by its execution of this Agreement, waives and releases all defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Lender and all of its past, present and future officers, directors, employees, agents, servicers, attorneys, representatives, participants, heirs, successors and assigns (collectively, "Lender Parties") with respect to (i) the Loan, (ii) the Loan Documents, and (iii) the Indebtedness.

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(b)            Indebtedness.  As of December 29, 2011, the Indebtedness consisted of (i) the outstanding principal balance (the "Principal Balance") of the Loan in the amount of $3,020,846.12, and (ii) accrued and unpaid interest at the rate of interest set forth in and in accordance with the terms of the Note, the Original Forbearance Agreement and the Second Forbearance Agreement in the amount of $929,393.90; provided, however, interest on the outstanding Principal Balance shall continue to accrue as of the Effective Date at a rate equal to twenty-four percent (24%) per annum, compounded daily.  To the extent that Borrower or Law Office has insufficient cash in any given two week period to fund the expenses set forth in the Approved Budget for such two week period, the Lender may in its sole discretion make additional advances to Borrower and/or the Law Office, as the case may be, in an amount sufficient to cover the expenses set forth in the Approved Budget for such two week period.   Any amount so advanced by Lender to Borrower from time to time shall be added to the Indebtedness, shall be secured by the liens of the Lender, and shall accrue interest at the rate set forth in this paragraph 2.2(b).  Any amount so advanced by Lender to Law Office from time to time shall be added to the Indebtedness, shall be secured by the liens of the Lender, shall accrue interest at the rate set forth in this paragraph 2.2(b) and shall also be an obligation of Law Office.

(c)           No Novation or Release.  Except as otherwise expressly stated in any of this Agreement, neither this Agreement, nor any payments made or other actions taken pursuant to this Agreement, is intended to cure, and shall not be deemed or construed to cure the existing defaults under the Loan Documents, or to constitute a novation, or release of the Loan or the Loan Documents or to constitute a modification, amendment, or waiver of the Loan or the Loan Documents.  Except as otherwise expressly stated in this Agreement, it is the intention of the Parties that the Loan remains in default and remains immediately due and payable in full, notwithstanding this Agreement.  Except as otherwise expressly provided in this Agreement, Lender reserves all of its rights and remedies in connection with such defaults.

2.3           No Bankruptcy Intent.  None of Borrower or Guarantors (collectively, "Borrower Parties") presently intend to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended (the "Bankruptcy Code"); (b) be the subject of any order for relief issued under the Bankruptcy Code; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party in connection with any Debtor Proceeding.

2.4           Bank Accounts.  Schedule I lists all of the deposit accounts maintained by Borrower, DJS Processing and any Guarantor at any bank or other financial institution, and lists in each case the name in which the account is held, the name of the depository institution, the type of account and the account number (the "Existing Bank Accounts").

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2.5           Continuity of Representations.  The representations and warranties contained in this Agreement are true and correct in all material respects as of the Execution Date and will survive the execution and delivery of and consummation of all transactions under this Agreement.

ARTICLE 3
WARRANTIES AND REPRESENTATIONS OF LAW OFFICE

Law Office warrants and represents as follows as of the Execution Date:

3.1           Authority of Law Office.  Law Office is a duly organized and validly existing corporation in good standing under the laws of the State of Florida.  David J. Stern (“Law Office Signatory”) is the President of Law Office.  Law Office Signatory has the power and authority to execute and deliver the Forbearance Documents on behalf of and to duly bind Law Office under this Agreement and the Forbearance Documents.  The execution and delivery of, and performance under, this Agreement and the Forbearance Documents by Law Office has been duly and properly authorized pursuant to all requisite company action of Law Office, and does not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Law Office or Law Office's certificate of formation or articles of incorporation or shareholder agreements.

3.2           Assignment of Proceeds of Collection Cases.  On the Effective Date, Law Offices shall execute and deliver to DJS Processing and Lender an Assignment of Proceeds in substantially the same form as is attached hereto as Exhibit C (the “Assignment”), with respect to the Collection Cases.  The Law Firm’s execution and delivery of the Assignment shall be a condition precedent to the effectiveness of this Agreement; provided, however, that Borrower may, in its sole discretion, waive this condition by written notice to Lender.  The Assignment shall survive the termination of this Agreement and shall remain binding on the Law Firm in accordance with the terms thereof.

3.3           Settlement of Collection Cases.   Law Firm shall not settle or compromise any Collection Case absent the prior written approval of DJS Processing and, for so long as the Indebtedness remains outstanding, Lender, which approval shall not be unreasonably withheld.   DJS Processing and BA Note shall have the exclusive authority to settle any of the Collection Cases for so long as the Indebtedness remains due and owing to Lender.   Once the Indebtedness has been paid in full to Lender, DJS Processing shall retain the exclusive right to settle any Collection Case.

ARTICLE 4
COVENANTS OF BORROWER

4.1           Compliance with Loan Documents.  To the extent not inconsistent with the terms of this Agreement, Borrower agrees to comply with and be bound by all the terms, covenants, agreements, conditions and provisions set forth in the Loan Documents.  During the term of this Agreement, Lender shall forebear from declaring or enforcing a default based on the breach or violation of the following provisions of the Loan Agreement:  Sections 8.2 (Financial Information), 8.3 (Fixed Charged Coverage Ratio), 8.7 (Bank as Principal Depository), 8.14 (Change of Management) 8.16(e) (Additional Negative Covenants), 10.2 (Other Bank Agreements), 10.3 (Cross-Default), 10.8 (Existing Agreements), 10.10 (Borrowing Base), 10.13 (Default Under Related Documents), and 10.15 (Other Breach Under Agreement).  The Borrower shall only be required to provide the notices set forth in Section 8.17 (Notice to Bank) of the Loan Agreement related to any action or event arising on or after the Original Forbearance Date.  The Lender shall forebear from declaring or enforcing a default based on the breach or violation of Section 8.19 (Compliance with Laws), Section 10.1 (Failure to Pay) and Section 10.12 (Governmental Action) of the Loan Agreement arising prior to the Original Forbearance Date.

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4.2           Notice of Proceedings.  Borrower shall notify Lender in writing, promptly after acquiring knowledge, either directly or through any agent, of the institution of any suit, administrative proceeding, adversary proceeding or other legal proceedings which may materially affect its operations, financial condition, or business or the transactions contemplated by this Agreement.

4.3           Release and Covenant Not To Sue.  In consideration of Lender's agreement to the terms of this Agreement, Borrower and Guarantor, by execution of the Joinder and Agreement of Guarantor attached hereto (the "Joinder"), on behalf of themselves and each of their respective successors and assigns, remise, release, acquit, satisfy and forever discharge Lender Parties, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has, from the beginning of the world to and including the Execution Date, or shall or may have by reason of any matter, cause or things arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, and (d) other agreement or transaction between Borrower and/or Guarantor and any of Lender Parties relating to the Loan.  Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and each of their respective successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.  For the avoidance of doubt, the release and covenant not to sue set forth in this Section 4.3 shall not release, waive or impair any rights, liabilities, actions, claims, demands or causes of action, if any, of the Borrower or Guarantor against any Lender Party not related to or not arising from (a) the Loan, (b) the Loan Documents or (c) the Indebtedness.

4.4           Bankruptcy.  In the event that any Borrower Party shall take any action constituting a Debtor Proceeding, each Borrower Party irrevocably consents to an order from the bankruptcy court prohibiting Borrower's use of all "cash collateral" (as defined in section 363 of the Bankruptcy Code). In the event that (a) Borrower or Guarantor take any action constituting a Debtor Proceeding, and (b) the Designated Directors at anytime cease to be or no longer comprise a majority of the voting members of the Borrower’s board of directors,  Borrower irrevocably consents to relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in this Agreement or any other Loan Document with respect to the Collateral and as otherwise provided by law, and Borrower hereby irrevocably waives any right to object to such relief.  The provisions of this section shall survive the termination of this Agreement.

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4.5           Payment of Transaction Costs and Expenses.  Borrower shall pay all reasonable costs incurred in connection with the preparation, negotiation, execution and recording of this Agreement and related transactions, including, without limitation (the "Transaction Expenses"): (a) the reasonable legal fees and disbursements of Lender’s counsel, Bilzin Sumberg Baena Price & Axelrod, LLP, not to exceed $10,000, exclusive of any amounts payable by Borrower pursuant  to the Original Forbearance Agreement, the Second Forbearance Agreement or the Loan Documents; (b) the costs of obtaining and delivering to Lender tax, UCC records, judgment and bankruptcy searches (the "Searches"), each satisfactory to Lender; and (c) certificates of good standing issued by the applicable Secretary of State for all Borrower Parties (the "Certificates of Good Standing").  The Transaction Expenses shall be paid by Borrower simultaneously with the execution of this Agreement.  Borrower acknowledges and agrees that Lender shall not apply any of the Transaction Expenses at any time to reduce the Loan Indebtedness.

4.6           Further Assurances.  Borrower and Law Office shall thereafter execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender's security interest in and to the Collateral and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

4.7           Control Account Agreements.  Within thirty (30) days after execution of this Agreement (a) Borrower, DJS Processing and each Guarantor shall enter into control account agreements acceptable to Lender that grant control to Lender over all of their operating accounts in connection with the occurrence of a Termination Event and (b) Law Office shall enter into control account agreements acceptable to Lender that grant control to Lender over all of Law Office's operating accounts in connection with the occurrence of a Termination Event.  Borrower and DJS Processing shall not, and shall cause Guarantor not to, open and/or maintain any deposit accounts other than the Existing Bank Accounts.

4.8           Approved Budget.  Borrower, Lender and Law Office hereby agree to the operating budget of Borrower set forth on Exhibit A attached hereto and to the operating budget of Law Office set forth on Exhibit B attached hereto, in each case for the period until the Forbearance Expiration Date (as defined below) and Lender may agree in writing in its sole discretion to an operating budget for any extension of the Forbearance Expiration Date (each such approved operating budget, an "Approved Budget").  Borrower shall operate its business and make all payments in accordance with the applicable Approved Budget and shall not incur any expenditure or make any payment (a) not provided for in the applicable Approved Budget or (b) in excess of 110% of the amount set forth in any line item of the applicable Approved Budget without the prior written consent of Lender, in its sole discretion.

4.9           Use of Cash Collateral.  Lender consents to Borrower’s use of $250,000 to fund, in part, a settlement of the case styled Mowat v. DJSP Enterprises, Inc., et al.

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ARTICLE 5
FORBEARANCE

5.1          Forbearance Covenant.  Each Borrower Party acknowledges and agrees that Lender shall have the free and unrestricted right, at any time and from time, subject to the provisions of this Agreement, to exercise any and all rights available to Lender under this Agreement and the Loan Documents, in equity or at law, in connection with any existing defaults, including, without limitation, the Acknowledged Defaults, and/or or any default or Event of Default, whether of the type or nature of the Acknowledged Defaults or otherwise.  However, subject to the terms of this Agreement and provided no Termination Event occurs, Lender agrees to take no action to enforce payment of the Indebtedness up to and including June 30, 2012 (the, "Forbearance Expiration Date").  The forbearance by Lender, subject to the terms and conditions of this Agreement, is referred to as the "Forbearance Covenant".  Borrower agrees that the Forbearance Covenant does not relate or extend to any actions that Lender may take under the Loan Documents or this Agreement, in equity or at law, solely to preserve and protect the Collateral or the interests of Lender in the Collateral (excluding, however, any action to collect or realize upon the Collateral), including, without limitation, (a) the filing of actions, or the defending of or intervention in actions (such as foreclosure proceedings) brought by third parties or by Borrower relating to the Collateral or the interests of Lender therein or (b) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of Lender relating to the Collateral.

5.2          Excess Cash Payments.  In consideration of the Forbearance Covenant and the other agreements and covenants of Lender in this Agreement:

(a)           Each Borrower Party agrees to pay to Lender by December 30, 2011, by immediately available wired funds, the Lump Sum Payment.

(b)           Each Borrower Party agrees to pay to Lender, by immediately available wired funds, by not later than 2:00 p.m. Eastern time on December 30, 2011 and continuing on each second Friday thereafter until the Forbearance Expiration Date, all Excess Cash (the "Excess Cash Payments").

(c)           Simultaneously with Each Borrower Party's remittance of each Excess Cash Payment, each Borrower Party shall submit to Lender for the preceding two week period, such financial data, statements, reports and related documentation with respect to Collateral as reasonably requested by Lender.

(d)           Each Borrower Party agrees to pay to Lender, by immediately available wired funds, by not later than 2:00 p.m. Eastern time, two (2) business days after receipt of any Sale Proceeds, all Sales Proceeds.

(e)           Law Office and its agents and representatives agree to pay to Lender, by immediately available wired funds, by not later than 2:00 p.m. Eastern time on December 30, 2011 and continuing on each second Friday thereafter until the Forbearance Expiration Date, all Law Office Excess Cash (the "Law Office Excess Cash Payments").  To the extent any agent and/or representative of Law Office receives any funds of Law Office, any such agent or representative shall pay to Law Office any such funds of Law Office, by immediately available wired funds, by not later than two business days after receipt of such funds of Law Office.

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(f)           Simultaneously with Law Office’s remittance of each Law Office Excess Cash Payment, Law Offices shall submit to Lender and DJS Processing for the preceding two week period, such financial data, statements, reports and related documentation with respect to Collateral as reasonably requested by Lender.

5.3          Nature and Effect of Forbearance Payments.  The Excess Cash Payments actually received by Lender shall be applied by Lender against the Indebtedness in such manner as Lender may in its sole discretion deem appropriate, except as otherwise set forth herein.  Borrower acknowledges and agrees, however, that the Excess Cash Payments received by Lender shall be accepted by Lender to be applied in accordance herewith, which Indebtedness is and shall at all times remain due and payable until paid and satisfied in full.  Lender's receipt and/or application of the Excess Cash Payments against the Indebtedness (a) shall not be deemed to reinstate the Loan nor cure the Acknowledged Defaults or any existing or future defaults or Events of Default and (b) shall not constitute a waiver of any of the rights and remedies of Lender under the Loan Documents, this Agreement, in equity or at law with respect to any existing default, Event of Default or any future default or Event of Default.

5.4          Payment of Indebtedness.  Borrower acknowledges and agrees that payment of the Indebtedness in full must be made on or prior to the Forbearance Expiration Date.

5.5          Guarantor.  As a condition precedent to Lender’s execution of this Agreement, Guarantor shall execute and deliver to Lender the Joinder in the form attached hereto.

5.6          UCC Financing Statements.

(a)      Borrower hereby grants, re-grants, and confirms unto Lender a first lien priority interest in all Collateral to the maximum extent permitted by the Uniform Commercial Code, as amended subsequent to the making of the Loan.  Borrower hereby further consents to the filing from time to time of any financing statements or other Uniform Commercial Code forms required, or deemed appropriate by Lender, to be filed in the applicable states or any other filing office (collectively "Filings") in order to, inter alia, preserve, protect and perfect said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, said Filings may be made by Lender without the consent or signature of Borrower.

(b)        Law Office hereby grants, re-grants, and confirms unto DJS Processing a first lien priority interest in all Collateral to the maximum extent permitted by the Uniform Commercial Code.  Law Office hereby further consents to the filing from time to time of any financing statements or other Uniform Commercial Code forms required, or deemed appropriate by DJS Processing, to be filed in the applicable states or any other filing office (collectively "Filings") in order to, inter alia, preserve, protect and perfect said interest and said Filings may be made by DJS Processing without the consent or signature of Borrower.

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ARTICLE 6
TERMINATION EVENTS; REMEDIES

6.1          Termination Events.  For purposes of this Agreement, each of the following shall constitute a Termination Event (each, a "Termination Event"):

(a)                      Payments.  If Borrower shall fail to pay any payment provided for in this Agreement, including, without limitation, the Excess Cash Payment, when the same shall become due and payable and after the expiration of any applicable grace or cure period.

(b)                      Misrepresentations.  If any representation or warranty of Borrower in this Agreement shall be untrue or inaccurate in any material respect when made.

(c)                      Breach of Other Covenants.  Except for the Acknowledged Defaults, an Event of Default exists or hereafter arises or Borrower otherwise fails to fully and timely perform any of its covenants, agreements and obligations under this Agreement.

(d)                      Bankruptcy or Insolvency Action.

(i)           If Borrower shall file any Debtor Proceeding; or

(ii)          If any involuntary petition under any chapter of the Bankruptcy Code shall be filed against Borrower, or Borrower shall become the subject of any Debtor Proceeding; or

(iii)         The Collateral or any portion thereof or interest therein, shall become the property of any bankruptcy estate or the subject of any Debtor Proceeding; or

(iv)         If Borrower should fail to pay within ten (10) days of demand from Lender or its affiliate any costs (including reasonable attorneys' fees) incurred by Lender in connection with any Debtor Proceeding.

(e)                      Legal Action.  If Borrower shall, directly or indirectly, file or institute, or cause to be filed or instituted or cooperate in the filing or institution against any of Lender Parties, any lawsuit, complaint, administrative claim, adversary proceeding, or other legal action relating, directly or indirectly, to the Collateral or the Loan.

6.2          Lender's Rights upon Occurrence of Termination Event or Event of Default.  Upon the occurrence of a Termination Event, Lender's obligations under this Agreement, including, without limitation, the Forbearance Covenant, shall immediately and without further notice to Borrower, terminate and be of no further force and effect and Lender shall immediately be entitled, without further notice to Borrower to exercise any or all of Lender's rights and remedies under the Loan Documents, in equity and at law (all of such rights and remedies being cumulative), including, but not limited to, demanding immediate payment of the entire Indebtedness, to the same extent as Lender would be entitled if the Forbearance Covenant had never been part of this Agreement.  The covenants and agreements of Borrower contained in this Section shall be referred to as the "Cooperation Covenants".

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ARTICLE 7
MISCELLANEOUS

7.1          Survival of Provisions.  The covenants, acknowledgements, representations, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

7.2          No Limitation of Remedies.  No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or served to or by Lender under this Agreement, the Loan Documents or at law.  Each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under Agreement, the Loan Documents or now or subsequently existing in equity or at law.

7.3          No Waivers.  Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents, in equity or at law.  No delay or failure on the part of Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action or forbearance by Lender contrary to the provisions of this Agreement shall be construed to constitute a waiver of any of the express provisions.

7.4          Successors or Assigns.  Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included.  All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.

7.5          Construction of Agreement.  Each Party acknowledges that it has participated in the negotiation of this Agreement.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision.  Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement.  Borrower has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery.  No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Agreement.  All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the Parties with respect to the subject matters of this Agreement.  All of the terms of this Agreement were negotiated at arm's length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others.  The execution and delivery of this Agreement is the free and voluntary act of Borrower.

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7.6          Invalid Provision to Affect No Others.  If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any transaction related thereto at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.  If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Agreement shall remain operative and in full force and effect.

7.7          Usury.  This Agreement and all other agreements made by Borrower relating directly or indirectly to the Indebtedness are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws of Florida.  If, under any circumstances whatsoever, performance of any provision of the Note, the other Loan Documents or this Agreement, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of Florida being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Lender shall be reduced to the highest lawful amount of interest permissible under the laws of Florida, and if for any reason whatsoever, Lender shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be applied to principal (whether or not due and payable) or refunded to Borrower (if all principal has been paid) and not to the payment of interest.

7.8          Indemnity.  Borrower agrees to indemnify and hold harmless Lender from any liabilities, costs, expenses (including attorneys' and paralegal fees at all tribunal levels) or claims of Florida or any other governmental agency for documentary stamps, intangible, mortgages or other similar taxes and any interest or penalties thereon which may be or become due in connection with (a) the execution, delivery or recording of this Agreement or (b) the transactions contemplated by this Agreement.  This section shall survive termination of this Agreement.

7.9          Notices.  Any and all notices, elections, approvals, consents, demands, requests and responses ("Communications") permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the Party giving the same, and sent by hand delivery or overnight courier service (such as Federal Express), to the Party to be notified at the address of such Party set forth below or at such other address within the continental United States as such other Party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section.  Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section.  Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt.  Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

BA Note Acquisition LLC
c/o Bilzin Sumberg Baena Price & Axelrod LLP
1450 Brickell Avenue, Suite 2300
Miami, Florida 33131
Attn:      Scott L. Baena, Esq.
Jay M. Sakalo, Esq.
Telephone:  305.374.7580
Email:    sbaena@bilzin.com
jsakalo@bilzin.com

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and, if given to Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

DAL Group, LLC
950 S. Pine Island Road
Plantation, FL 33324
Attn:  Stephen J. Bernstein
Telephone: 305.776.8618
Email: sbernstein@djspenterprises.com

With a copy to:

Berger Singerman PA
1450 Brickell Avenue, Suite 1900
Miami, FL 33131
Attn:  Jordi Guso, Esq.
Telephone: 305.755.9500
Direct Line:  305.714.4375
Email: jguso@bergersingerman.com

7.10        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, without regard to its principles of conflict of laws.

7.11        Future Negotiations.  Borrower acknowledges and agrees that (a) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as expressly provided in this Agreement; (b) if there are any future discussions among Lender and Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the Parties; and (c) Borrower Parties shall not assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.

7.12        Relationship of Parties.  The Parties do not intend by this Agreement to create a partnership or a joint venture.  The relationship of Lender to Borrower is that of "lender" and "borrower" and the Parties acknowledge and agree that the obligations of Lender and Borrower set forth herein are not intended to benefit and should not be relied on by third parties.

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7.13        Headings.  The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only and are not to be considered a part of this Agreement, and shall not be used to construe, limit, or otherwise affect any of such documents.

7.14        Modifications.  The terms of this Agreement may not be changed, modified, waived, discharged, or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

7.15        Time of Essence; Consents.  Time is of the essence of this Agreement and the Loan Documents.  Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

7.16        Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.  This Agreement shall not be binding on either party until executed and delivered by both parties.

7.17        Waiver of Trial by Jury.  EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF BORROWER PARTIES OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER FORBEARANCE DOCUMENTS.  EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

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The Parties have executed and delivered this Agreement as of the date and year first above written.

LENDER:

BA Note Acquisition LLC, a Delaware limited
liability company

By: DMRJ Group I, LLC, its manager

By:
Name:
Title:

BORROWER:

DAL Group, LLC, a Delaware limited liability
company

By:
Name:
Title:

DJS PROCESSING:

DJS Processing, LLC, a Delaware limited liability
company

By:
Name:
Title:

LAW OFFICE:

Law Offices of David J. Stern, P.A., a Florida
professional corporation

By:
Name:
Title:

JOINDER BY AND AGREEMENT OF GUARANTOR

Each of the undersigned, Professional Title and Abstract Company of Florida, LLC, Default Servicing, LLC and DJS Processing, LLC (being collectively and individually “Guarantor”), being guarantors of the Loan (as such term is defined in that certain Forbearance Agreement of even date herewith by and between BA Note Acquisition LLC, as “Lender”, and DAL Group, LLC, a Delaware limited liability company, as “Borrower” (the "Forbearance Agreement") pursuant to each certain Guaranty dated as of March 18, 2010  (other than the Guaranty executed by Timios, Inc., which is undated) executed by each Guarantor in favor of Original Lender, as now held by Lender (collectively, the “Guaranty”), hereby represents and warrants and acknowledges and agrees with Lender the following:

1.           Reaffirmation of Guaranty.  The Guaranty constitutes the valid, legally binding obligation of Guarantor in favor of Lender, as successor in interest to Bank of America, N.A., enforceable against Guarantor, in accordance with its terms.  By their execution hereof, Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which any Guarantor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty or any of the other Loan Documents.  Each Guarantor consents to the execution and delivery of the Forbearance Agreement by Borrower and agree and acknowledges that the liability of such Guarantor under the Guaranty shall not be diminished in any way by the execution and delivery of the Modification Agreement or by the consummation of any of the transactions contemplated thereby and that the term "Indebtedness" under the Guaranty shall include fraud or intentional misrepresentation by Borrower in the Forbearance Agreement.

2.           Agreements of Guarantor.  By their execution hereof, Guarantor agrees to the execution of the Forbearance Agreement by Borrower.

3.           Cooperation Covenants.  Without limiting the terms of the Guaranty, Guarantor agrees that any failure of Borrower after a Termination Event or Event of Default occurring from and after the Effective Date to comply, or any attempt by Guarantor after a Termination Event or Event of Default occurring from and after the Effective Date to interfere with Borrower's compliance, with the Cooperation Covenants shall subject Guarantor to recourse for the Indebtedness.

4.           Waiver of Trial by Jury.  EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF GUARANTOR OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER FORBEARANCE DOCUMENTS.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

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5.           Defined Terms.  All terms that are used herein that are not defined herein shall have the meaning ascribed to them in the Forbearance Agreement.

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Each Guarantor has executed and delivered this Joinder and Agreement to be effective as of the Execution Date of the Forbearance Agreement.

GUARANTOR:

Professional Title and Abstract Company of
Florida, LLC

By:
Name:
Title:

Default Servicing, LLC

By:
Name:
Title:

DJS Processing, LLC

By:
Name:
Title:

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SCHEDULE I

Bank Accounts

EXHIBIT A

Borrower Operating Budget

EXHIBIT B

Law Office Operating Budget

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EXHIBIT C

Assignment of Proceeds

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ASSIGNMENT OF THE PROCEEDS OF COLLECTION CASES

Reference is made to the Forbearance Agreement dated as of December 29, 2011 (the "Forbearance Agreement") by and among BA Note Acquisition LLC, a Delaware limited liability company ("Lender"), DAL Group, LLC, a Delaware limited liability company, DJS Processing, LLC, a Delaware limited liability company ("DJS Processing" and together with Lender, collectively, the "Assignees"), and Law Offices of David J. Stern, P.A., a Florida professional corporation ("Assignor").  Any capitalized terms utilized in this Assignment of the Proceeds of Collection Cases (the "Assignment") and not defined in this Assignment shall have the meanings set forth in the Forbearance Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby, absolutely and not as collateral, assigns, transfers, sets over and conveys to the Assignees, all of Assignor's right, title and interest in and to the proceeds from the Collection Cases, after payment of (a) attorneys' fees and costs related to the Collection Cases and (b) a consulting fee to David J. Stern equal to 10% of the gross proceeds of the Collection Cases (such remainder, the "Net Proceeds").

Notwithstanding anything to the contrary in this Assignment or the Forbearance Agreement, so long as any Indebtedness remains outstanding, the Net Proceeds shall be remitted directly by the Assignor, or its agent, to Lender.

This Assignment is made without recourse or representation or warranty, express, implied or by operation of law, of any kind and nature whatsoever.

[Signature on following page]

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Dated effective as of December 29, 2011.

Law Offices of David J. Stern, P.A.,
a Florida professional corporation

By:
Name:
Title:

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